UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2022 (February 3, 2022)
____________________________
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware		001-38108	82-5134717
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS employer Identification No.)

780 Johnson Ferry Road NE, Suite 500,	Atlanta	GA	30342
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code		(404)	949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock $0.0000001 per share	CMLS	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2022, the Board of Directors (the “Board”) of Cumulus Media Inc. (the “Company”) upon the recommendation of the Compensation Committee (the “Committee”) of the Board and the Committee’s independent compensation consultant, approved the terms and conditions of the Company’s annual executive incentive plan for certain officers of the Company, including the Company’s current named executive officers, which operates as a quarterly incentive plan for 2022 (the “2022 QIP”) and pays out quarterly.

Awards to named executive officers under the 2022 QIP will be based on the Company achieving budgeted adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels, adjusted for any asset sales or purchases. The target cash incentive award opportunity available to each named executive officer under the 2022 QIP is calculated as a percentage of each named executive officer’s base salary, all in accordance with the terms of each such officer’s existing employment agreement.

Under the 2022 QIP, performance is measured at the end of each quarter, beginning with the quarter ended March 31, 2022, based on year-to-date performance at the end of the respective quarter. If target performance levels for the year-to-date period have been met or exceeded, 12.5% of the total annual target bonus will be awarded following applicable quarter end. If, at the completion of any quarter, target performance levels for the year-to-date period (other than the full year period) have not been met, no payment will be made for that period.

Following the end of the year, actual annual performance will be compared to the pre-established threshold, target and maximum performance goals. If the Company achieves the full-year 2022 target EBITDA goal, each named executive officer will be entitled under the 2022 QIP to a total full year payout of 100% of his or her respective 2022 QIP target award opportunity. If the Company achieves the full year threshold EBITDA goal, each named executive officer will be entitled under the 2022 QIP to a total payout for the full year equal to 50% (threshold award opportunity) of his or her 2022 QIP target award opportunity, and if the Company meets or exceeds the full year maximum EBITDA goal, each named executive officer will be entitled under the 2022 QIP to a total payout of 200% (maximum award opportunity) of his or her 2022 QIP target award opportunity. Actual performance between threshold and target and target and maximum will result in payout amounts determined by linear interpolation. The payout amount calculated for performance over the full-year period will be reduced by payments previously made for the quarterly periods in 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

		By:	/s/ Francisco J. Lopez-Balboa
Name: Francisco J. Lopez-Balboa
Title: Executive Vice President, Chief Financial Officer
Date:	February 8, 2022